UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 29, 2020
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Endo International plc
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road
Ballsbridge, Dublin 4,	Ireland	Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 29, 2020, Endo International plc (the “Company”) appointed M. Christine Smith, Ph.D., as a member of the Company’s Board of Directors (the “Board”), effective as of July 29, 2020. Dr. Smith will be a member of the Board’s Compensation Committee and its Nominating & Governance Committee.
Dr. Smith will be compensated pursuant to the Company’s standard non-employee director compensation policy in effect from time to time. Pursuant to the Company’s current standard policy regarding non-employee director compensation, a director is generally entitled to receive the following compensation in June of each year for services from January 1st through December 31st: (1) an annual cash Board retainer of $175,000, (2) annual cash committee retainers of $15,000 for each committee and (3) an annual equity retainer valued at $175,000, which generally consists of ordinary shares but may, in acknowledgment of the Company’s share utilization priorities and applicable plan limits, be partially or fully paid in cash at the discretion of the Board's Compensation Committee.
In connection with her appointment, Dr. Smith will receive prorated compensation including: (1) a cash Board retainer of approximately $74,590, (2) annual cash committee retainers totaling approximately $12,787 for her anticipated service on the Compensation Committee and the Nominating & Governance Committee and (3) an annual equity retainer valued at approximately $74,590, of which half will be paid in ordinary shares and half will be paid in cash.
There are no arrangements or understandings pursuant to which Dr. Smith was selected as a director of the Company. Dr. Smith does not have any relationship or related transactions with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.
Dr. Smith served as the Global Vice President for Inclusion and Diversity at Apple from 2017 to 2020. In 2017, prior to joining Apple, Dr. Smith served as interim head of human resources at Grail, a start-up cancer detection company, where she was responsible for creating the human resources function and accelerating talent acquisition and growth. From 2001 to 2017, Dr. Smith held various leadership roles within Deloitte, including Regional Managing Partner and head of the human capital and life sciences practices. Between 2010 and 2017, she was a member of Deloitte’s executive leadership team, responsible for defining and implementing the firm’s strategy and business, operations and international expansion plans for both industry sectors through a period of accelerated growth and expansion within the BRIC countries and the EMEA region. Dr. Smith holds a Bachelor of Arts from Loyola College in Baltimore, a Masters in Social Work from Rutgers University and a Doctorate from New York University. Dr. Smith’s qualifications to serve on the Endo Board of Directors include, among others, her extensive knowledge of the life sciences industry and significant strategy development, leadership, data and analytics, and mergers and acquisitions experience.
Item 7.01. Regulation FD
On July 29, 2020, the Company issued a press release announcing the appointment of Dr. Smith. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)    Exhibits.

Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Company Secretary
Dated: July 29, 2020